EXHIBIT 23.14


         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

     We hereby consent to (i) the inclusion of our opinion letter, dated September 25, 1997, to the Board of Directors of United Gas Holdings Corporation (the "Company") as Annex VII to the Joint Proxy Statement/Prospectus of the Company relating to the proposed acquisition by merger of the Company by Iron Mountain Incorporated and (ii) all references to DLJ in the sections captioned "Summary," "General Background of the Merger and the Other Arcus Proposals," "Recommendation of the Arcus Boards; the Arcus Parties' Reasons for the Merger," and "Opinion of the Financial Advisor to AGI," of the Joint Proxy Statement/Prospectus of Arcus Group, Inc., United Acquisition Company, Arcus Technology Services, Inc., and Iron Mountain Incorporated which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.



                                                    DONALDSON, LUFKIN & JENRETTE
                                                      SECURITIES CORPORATION

                                                    By: /s/ Marsha Plotnitsky
                                                        ------------------------
                                                        Marsha Plotnitsky
                                                        Managing Director


New York, New York
November 25, 1997